                                                                    EXHIBIT 10.4








                                LEASE AGREEMENT

                                     FORM

                            OPUS WEST CORPORATION,
                      A MINNESOTA CORPORATION ("LANDLORD")





                           PETCO ANIMAL SUPPLIES, INC.
                        A DELAWARE CORPORATION ("TENANT")




                            DATED: NOVEMBER 24, 1997

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1    LEASE OF PREMISES AND LEASE TERM                                 4
      1.1    Premises                                                         4
      1.2    Term of Lease                                                    4
             1.2.1    Acknowledgment of Commencement Date                     4
             1.2.2    Early Occupancy                                         4
      1.3    Delivery of Premises                                             5
             1.3.1    Acknowledgment of Delivery Date                         5

ARTICLE 2    RENTAL AND OTHER PAYMENTS                                        5
      2.1    Basic Rent                                                       5
             2.1.1    Free Rent Periods                                       5
      2.2    Additional Rent                                                  5
      2.3    Rental Deposit                                                   6

ARTICLE 3    PAYMENT OF PROPERTY TAXES AND ASSESSMENTS                        6
      3.1    Payment of Property Taxes                                        6
      3.2    Property Taxes                                                   6
      3.3    Tenant's Right to Contest Property Taxes                         6
      3.4    Landlord's Right to Contest Property Taxes                       7

ARTICLE 4    USE                                                              7
      4.1    Permitted Use                                                    7
      4.2    Acceptance of Premises                                           7
      4.3    Rules and Regulations                                            7
      4.4    Tenant's Obligations                                             7
      4.5    Condition of Premises                                            7

ARTICLE 5    HAZARDOUS MATERIALS                                              8
      5.1    Hazardous Materials                                              8
      5.2    Hazardous Materials Laws                                         8
             5.2.1    Federal                                                 8
             5.2.2    California                                              8
             5.2.3    Other Laws and Regulations                              8
             5.2.4    Phase I Environmental Analysis                          8
      5.3    Compliance with Hazardous Materials Laws                         8
      5.4    Notice of Actions                                                9
      5.5    Disclosure and Warning Obligations                               9
      5.6    Tenant Indemnification                                           9
      5.7    Landlord Indemnification                                        10
      5.8    Environmental Audits                                            10
      5.9    Assignment and Subletting                                       10

ARTICLE 6    SERVICES AND UTILITIES                                          10

ARTICLE 7    MAINTENANCE, REPAIR AND ALTERATION OF PREMISES                  10
      7.1    Construction Warranty and Landlord Obligations                  10
      7.2    Tenant's Maintenance                                            11
      7.3    Tenant's Waiver of Claims Against Landlord                      11

ARTICLE 8    CHANGES AND ALTERATIONS                                         11
      8.1    Tenant's Changes and Alterations                                11
      8.2    Liens                                                           12
      8.3    Compliance with Laws                                            12

ARTICLE 9    RIGHTS RESERVED BY LANDLORD                                     13
      9.1    Landlord's Entry                                                13
      9.2    Landlord's Cure                                                 13

ARTICLE 10   INDEMNITY AND INSURANCE                                         13
      10.1   Tenant's Insurance Obligations                                  13
      10.2   Insurance Coverage                                              13
      10.3   Insurance Provisions                                            14
      10.4   Waiver of Subrogation                                           14
      10.5   Rental Abatement Insurance                                      14
      10.6   Indemnification by Tenant                                       14
      10.7   Indemnification by Landlord                                     15



                                       i
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                             TABLE OF CONTENTS
                                 (CONTINUED)
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
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                                                                            ----
ARTICLE 11   ASSIGNMENT AND SUBLETTING                                       15
      11.1   Restriction on Other Transfers                                  15
      11.2   Permitted Transfers                                             15
      11.3   Sublease Requirements                                           16
      11.4   No Merger                                                       16
      11.5   Profits on Transfer                                             16
             11.5.1   Tenant's Profit Statement                              16

ARTICLE 12   DAMAGE OR DESTRUCTION                                           16
      12.1   Destruction and Restoration                                     16
      12.2   Application of Insurance Proceeds                               16
      12.3   Continuance of Tenant's Obligations                             16
      12.4   Damage or Destruction at End of Lease Term                      17
      12.5   Waiver of California Statutes                                   17

ARTICLE 13   CONDEMNATION                                                    17
      13.1   Condemnation of Entire Premises                                 17
      13.2   Partial Condemnation/Termination of Lease                       17
      13.3   Partial Condemnation/Continuation of Lease                      17
      13.4   Continuance of Obligations                                      18
      13.5   Tenant's Waiver                                                 18

ARTICLE 14   DEFAULTS; REMEDIES                                              18
      14.1   Events of Default                                               18
             14.1.1   Failure to Pay                                         18
             14.1.2   Failure to Perform                                     18
             14.1.3   Other Defaults                                         18
      14.2   Remedies                                                        19
      14.3   Right of Landlord to Re-Enter                                   19
      14.4   Cumulative Remedies                                             19
      14.5   Mitigation                                                      19
      14.6   Limitation on Remedies                                          19
      14.7   Legal Costs                                                     19
      14.8   No Waiver                                                       19
      14.9   Waiver by Tenant                                                20
             14.9.1   Delinquent Rental Payments                             20

ARTICLE 15   PROTECTION OF CREDITORS                                         20
      15.1   Subordination                                                   20
      15.2   Attornment                                                      21
      15.3   Estoppel Certificates                                           21
      15.4   Mortgagee Protection Clause                                     21
      15.5   Non-Disturbance                                                 21

ARTICLE 16   TERMINATION OF LEASE                                            21
      16.1   Surrender of Premises                                           21
      16.2   Holding Over                                                    22

ARTICLE 17   RENEWAL OPTIONS                                                 22
      17.1   Options to Renew                                                22
             17.1.1   No Event of Default                                    22
             17.1.2   Fair Market Rent                                       22
             17.1.3   Exercise of Renewal Term(s)                            22
             17.1.4   Determination of Fair Market Rent                      22
             17.1.5   Arbitration                                            23

ARTICLE 18   EXPANSION OPTION                                                23
      18.1   Option to Expand                                                23
      18.2   No Event of Default                                             23
      18.3   Exercise of Expansion Option                                    23
      18.4   Expansion Terms                                                 23
      18.5   Expansion Space Basic Rent                                      24
      18.6   Free Rent Period                                                24
      18.7   Failure to Exercise Expansion Option                            24


                                       ii
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                             TABLE OF CONTENTS
                                 (CONTINUED)
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
ARTICLE 19   MISCELLANEOUS PROVISIONS                                        24
      19.1   Notices                                                         24
      19.2   Landlord's Continuing Obligations                               25
      19.3   Net Lease                                                       25
      19.4   Successors                                                      25
      19.5   Memorandum of Lease                                             25
      19.6   Captions and Interpretation                                     25
      19.7   Relationship of Parties                                         25
      19.8   Entire Agreement                                                25
      19.9   Severability                                                    25
     19.10   Landlord's Limited Liability                                    25
     19.11   Survival                                                        25
     19.12   Attorneys' Fees                                                 25
     19.13   Broker                                                          26
     19.14   Governing Law                                                   26
     19.15   Time is of the Essence                                          26
     19.16   Joint and Several Liability                                     26
     19.17   Delivery of Corporate Documents                                 26
     19.18   Tenant's Financial Condition                                    26
     19.19   Provisions are Covenants and Conditions                         26
     19.20   Business Days                                                   26
     19.21   Force Majeure                                                   26
     19.22   No Continuous Operation                                         26
     19.23   Waiver of Landlord's Lien                                       27
     19.24   Submission of Lease                                             27


                               LEASE AGREEMENT

                      SUMMARY OF BASIC LEASE INFORMATION


1.   Lease Date:             November 24, 1997

2.   Landlord:               Opus West Corporation

3.   Address of Landlord     Opus West Management Corporation
     for Payment of Rent:    2415 East Camelback Road, Suite 840
                             Phoenix, AZ  85016-4201
                             Telephone No.:  (602) 912-8880
                             Facsimile No.:  (602) 912-8881

4.   Address of Landlord     Opus West Corporation
     for Notices:            2030 Main Street, Suite 520
                             Irvine, CA 92614
                             Attn:  Paul A. Marshall
                             Telephone No.:  (714) 475-0977
                             Facsimile No.:  (714) 475-0970

     With a copy to:         Opus U.S. Corporation
                             2415 East Camelback Road, Suite 800
                             Phoenix, AZ  85016-4201
                             Attn: Daniel T. Haug, Esq.
                             Telephone No.:  (602) 468-7000
                             Facsimile No.:  (602) 468-7045

     With another copy to:   Opus West Corporation
                             2415 East Camelback Road, Suite 800
                             Phoenix, AZ  85016-4201
                             Attn: Mr. Thomas W. Roberts, President
                             Telephone No.:  (602) 468-7000
                             Facsimile No.:  (602) 468-7045

5.   Tenant:                 PETCO Animal Supplies, Inc., a Delaware corporation

6.   Address of Tenant       PETCO Animal Supplies, Inc.
     for Notices:            9125 Rehco Road
                             San Diego, CA 92121-2270
                             Attn:  Mark Drasin
                             Telephone No.:  (619) 453-7845
                             Facsimile No.:  (619) 677-3000

     With a copy to:         Leslie Coughlan, Esq.
                             Attorney at Law
                             5010 Shoreham Place, Suite 100
                             San Diego, CA 92122
                             Telephone No.:  (619) 626-8494
                             Facsimile No.:  (619) 626-8450

7.   Premises                The parcel of land situated in the County of
                             Riverside, State of California, described on Exhibit "A," together with all Improvements thereon
                             (as defined in Section 1.1).

8.   Landlord's              The Landlord's Improvements to be constructed by
     Improvements            Landlord as described in the Work Letter (See
                             Exhibit "B").

9.   Lease Term              Initial Lease Term:  86 months from the
                             Commencement Date

                             Renewal Terms: Two (2) Renewal Terms each for five (5) years.

10.  Rent:                   Basic Rent:

                             Lease Months:  1-2:

                                 MONTHLY RENT FOR PREMISES:  Basic
                                     Rent is abated for first two (2)
                                     months. Additional Rent is not abated.


                             Lease Months:  3-62:

                                 MONTHLY RENT FOR PREMISES:
                                     $89,991.00 ($.2727 per square foot)

                                 MONTHLY RENT FOR EXPANSION LAND:
                                     PRIOR TO EXPANSION LAND COMMENCEMENT DATE:
                                     $4,125 ($.0125 per square foot of the
                                     Building)
                                     AFTER EXPANSION LAND COMMENCEMENT DATE:
                                     Calculated pursuant to Article 18

                             Lease Months: 63-86 (and Lease months 87-122 if Extension Election under Article 18 is exercised):

                                 MONTHLY RENT FOR THE PREMISES:
                                     $100,782 ($.3054 per square foot)

                                 MONTHLY RENT FOR EXPANSION LAND:
                                     PRIOR TO EXPANSION LAND COMMENCEMENT DATE:
                                     $4,125 ($.0125 per square foot of the
                                     Building)
                                     AFTER EXPANSION LAND COMMENCEMENT DATE:
                                     Calculated pursuant to Article 18

                             Lease Months:  123-146:   (if Extension
                             Election under Article 18 is exercised):

                                 MONTHLY RENT FOR THE PREMISES:
                                     $112,860 ($.3420 per square foot)

                                 MONTHLY RENT FOR EXPANSION LAND:
                                     Calculated pursuant to Article 18

                             RENEWAL TERMS:

                             Calculated pursuant to Article 17.

                             The Basic Rent is subject to adjustment pursuant to the provisions of Section 2.1 and 2.1.1 of this Lease.

                             The term "Basic Rent" as used in this Lease includes the portion of the rent for the Expansion Land.

                             Maximum Rate of Interest: Prime plus two percent (2%) per annum. For purposes of this Lease, the term "Prime" shall mean the rate announced from time to time by Bank of America, N.A., as its prime or reference rate. If Bank of America shall cease to use its prime or reference rate, then Landlord shall select the rate of another financial institution to be substituted therefor, which shall be a major money center commercial bank.

                             Late Charge:  2% of the overdue amount.

11.      Use:                General Office and Warehouse Uses ("Permitted Use")

12.      Deposit:            None

13.      Rental Deposit:     $196,482.00 applicable to third (3rd) and fourth
                             (4th) month's Basic Rent.

14.      Brokers:            Landlord's and Tenant's Broker:  Lee & Associates

15.      Exhibits:           The following exhibits are attached hereto and
                             incorporated into this Lease:

         Exhibit "A".................................... Legal Description of Land
         Exhibit "A-1".................................. Legal Description of Expansion Land
         Exhibit "A-2".................................. Expansion Space
         Exhibit "B".................................... Work Letter
         Schedule 1 to Work Letter...................... Final Plans and Specifications
         Exhibit "C".................................... Preliminary Report
         Exhibit "D".................................... Commencement Date Acknowledgment
         Exhibit "E".................................... Delivery Date Acknowledgment
         Exhibit "F".................................... Subordination, Non-Disturbance and Attornment Agreement

         The foregoing Basic Terms are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between the Basic Terms and the Lease, the Lease shall prevail.

Dated: November 24, 1997                LANDLORD:

                                        OPUS WEST CORPORATION, a
                                        Minnesota corporation


                                        By:    /s/ Thomas W. Roberts
                                               ---------------------------
                                        Name:  Thomas W. Roberts
                                               ---------------------------
                                        Title: President
                                               ---------------------------

Dated: November 20, 1997                TENANT:

                                        PETCO ANIMAL SUPPLIES, INC., a
                                        Delaware corporation


                                        By:    /s/ James M. Myers
                                               ---------------------------
                                        Name:  James M. Myers
                                               ---------------------------
                                        Title: Sr. VP Finance
                                               ---------------------------

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                LEASE AGREEMENT


         This Lease Agreement (the "Lease"), which includes the Basic Terms (as hereinafter defined), dated as of November __, 1997 ("Effective Date"), is made by and between Landlord and Tenant.

                                   ARTICLE 1

                       LEASE OF PREMISES AND LEASE TERM

         1.1 PREMISES. Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, all that certain parcel of land situated in the County of Riverside, and State of California delineated on Exhibit "A" attached hereto and incorporated herein ("Land"), together with those certain Landlord's Improvements as defined in the Work Letter attached hereto as Exhibit "B" ("Work Letter") to be constructed by Landlord, including an approximately three hundred thirty thousand (330,000) square foot building ("Building") and all other improvements, machinery, equipment, fixtures and other property (except Tenant's trade fixtures), to be installed or located thereon and all additions, alterations and replacements thereof (collectively "Improvements"). Herein the Land and the Improvements are referred to collectively as the "Premises". Tenant acknowledges that this Lease is subordinate and subject to (a) all liens, encumbrances, deeds of trust, reservations, covenants, conditions, restrictions and other matters affecting the Premises ("Title Matters") (i) in effect on the Effective Date of this Lease as specified in Exhibit "C" attached hereto and incorporated herein ("Preliminary Report") or (ii) approved or deemed approved pursuant to this Section 1.1, ("Permitted Encumbrances") and (b) any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. In the event that, after the Effective Date any new Title Matters appear of record, such matters shall be subject to the review and approval of Tenant which approval shall not be withheld so long as the new Title Matter does not materially and adversely impair the use or occupancy by Tenant of the Premises for its intended purpose. Tenant shall deliver written notice to Landlord of its approval or disapproval of such Title Matters within ten (10) days after delivery by Landlord to Tenant of such new Title Matter. If Tenant fails to respond within such ten (10) day period and Landlord delivers a written reminder notice to Tenant and Tenant fails to respond within five (5) days of the delivery of the written reminder notice, the new Title Matter shall be deemed approved.

         1.2 TERM OF LEASE. The initial term of this Lease ("Initial Term") shall commence on the Delivery Date (defined in Section 1.3 below) as such date may be extended until (i) the date of Substantial Completion of the Landlord's Improvements (as defined in the Work Letter) ("Commencement Date"); provided Tenant shall be permitted by the City to occupy and use the Premises at such time. The Initial Term shall end on the date which is eighty-six (86) months after the Commencement Date unless sooner terminated pursuant to the terms of this Lease. Any reference to the Term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms of this Lease specified in Article 17. Any reference to Lease Year shall refer to each consecutive twelve (12) month period during the Term commencing on the Commencement Date. For purposes of this Lease, a "Lease Month" shall be defined as those successive calendar month periods beginning with the Commencement Date and continuing through the Initial Term or any Renewal Term of this Lease.

                  1.2.1 ACKNOWLEDGMENT OF COMMENCEMENT DATE. Tenant shall, within ten (10) business days of request therefor by Landlord, execute an acknowledgment of the Commencement Date prepared by Landlord in the form of Exhibit "D" attached hereto and incorporated herein ("Commencement Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Commencement Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a written reminder notice. If Tenant fails to respond in writing to the written reminder notice within five (5) days, Landlord may deliver a second written reminder notice. If Tenant fails to respond in writing to the second written reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the fact that the Commencement Date is the date specified in the Commencement Date Acknowledgment.

                  1.2.2 EARLY OCCUPANCY. Tenant shall be entitled to early occupancy of the Premises thirty (30) days prior to the Commencement Date in accordance with this Section 1.2.2 and the Work Letter. Tenant's early occupancy of the Premises for installation of furniture, fixtures and equipment shall be subject to all the terms and conditions of this Lease, other than the obligation to pay Basic Rent. Early occupancy of the Premises shall not advance the expiration date of this Lease. Landlord shall have the right to charge Tenant for any utility costs incurred as a result of Tenant's early occupancy of the Premises. If during Tenant's early occupancy of the Premises, Tenant desires to have security for the Premises, Tenant shall provide such security at no cost to Landlord.

         1.3 DELIVERY OF PREMISES. Landlord shall use its commercially reasonable efforts to deliver the Premises to Tenant on or before August 1, 1998 ("Delivery Date" with Landlord's Improvements) (as defined in the Work Letter) Substantially Completed. If Landlord is unable to deliver the Premises to Tenant by August 1, 1998, then Tenant shall be entitled to receive from Landlord the amount of Five Thousand Dollars ($5,000) per day for the first fifteen (15) days beyond August 1, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and Ten Thousand Dollars ($10,000) per day for the fifteen (15) days beyond August 15, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and the Delivery Date shall be deemed to have occurred on such later date. If Landlord fails to deliver the Premises on or before September 1, 1998 subject to extension for force majeure as provided in Section 19.21 of this Lease, then Tenant shall, as Tenant's sole and exclusive remedy, have the option to terminate this Lease by delivering written notice ("Termination Note") to Landlord. If Tenant accepts delivery of the Premises, then Tenant shall be deemed to have waived its right to terminate the Lease as provided for under this Section 1.3. Notwithstanding anything herein to the contrary, in the event Landlord tenders possession of the Premises to Tenant in a substantially completed condition during that period of time from October 1, 1998 through and including November 30, 1998 (the "Non- Acceptance Period"), then, Tenant shall have the right not to accept possession of the Premises during such period by notifying Landlord, within five (5) days of the tender of possession of the Premises to Tenant, in which case the Commencement Date shall not occur until December 1, 1998.

                  1.3.1 ACKNOWLEDGMENT OF DELIVERY DATE. Tenant shall, within ten (10) business days of request therefor by Landlord, execute an acknowledgment of the Delivery Date prepared by Landlord in the form of Exhibit "E" attached hereto and incorporated herein ("Delivery Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Delivery Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a reminder notice. If Tenant fails to respond to the reminder notice within five (5) days, Landlord may deliver a second reminder notice. If Tenant fails to respond to the second reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) the Delivery Date is the date specified in the Delivery Date Acknowledgment and (ii) that the Premises were in acceptable condition and were delivered in compliance with all of the requirements of Work Letter.

                                 ARTICLE 2

                        RENTAL AND OTHER PAYMENTS

         2.1 BASIC RENT. In consideration of the leasing of the Premises and the construction of the Landlord's Improvements described in the Work Letter, Tenant covenants to pay Landlord in advance, on the first day of each and every calendar month during the Term, at the address of Landlord as specified in Item 3 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease calculated based upon the amounts specified in Item 10 of the Basic Terms ("Basic Rent"). Upon Substantial Completion (as defined in the Work Letter) of the Landlord's Improvements, Landlord shall deliver to Tenant a certificate from Landlord's architect certifying the square footage of the Premises ("Square Footage Certification") together with a calculation of the Basic Rent. For purposes of calculating the Basic Rent, the Premises shall be measured from the face of the exterior walls. Tenant shall have the right to independently confirm such square footage by an architect certified in the state of California. In the event Tenant's confirmation of such square footage differs from the calculation provided by Landlord, Tenant shall provide notice to Landlord within fifteen (15) days after Landlord's delivery of its Square Footage Certification. Landlord and Tenant shall have fifteen
(15) days after delivery of Tenant's notice to reach agreement on the final measurement of the square footage of the Premises. In the event Landlord and Tenant fail to reach agreement on the square footage of the Premises within such fifteen-day period, then Landlord's architect and Tenant's architect shall together select a third architect whose determination shall be binding on the parties. Such selection shall be made within fifteen (15) days after Landlord and Tenant determine that they cannot reach agreement on the square footage of the Premises. In the event Landlord's architect and Tenant's architect cannot reach agreement on a third architect, then the matter shall be referred to the local office of the American Institute of Architects who shall make such selection. The third architect so selected shall then make a final determination of the square footage within fifteen (15) days of such architect's selection and Landlord shall revise the Square Footage Certification to reflect this final determination. The parties shall each bear the costs of their own architect and shall share the costs equally of any third architect. If the Square Footage Certification differs from the approximate square footage of the Building set forth in Section 1.1 above, then the Basic Rent shall be adjusted to reflect the square footage set forth in the Square Footage Certification.

                  2.1.1 FREE RENT PERIODS. During the first two (2) calendar months of the Initial Term, Basic Rent shall be abated ("Free Rent Period").

         2.2 ADDITIONAL RENT. Except as otherwise specifically provided in Section 7.1 of this Lease, the Basic Rent shall be net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent payable under this Lease for each year of the Term of this Lease and that all charges payable by Tenant under this

Lease for Property Taxes, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the operation and use of the Premises, and/or the Expansion Land (defined below) (whether or not Tenant has exercised the Expansion Land Option) which may arise or become due during the Term or by reason of events occurring during the Term of this Lease or which relate to the performance by Tenant of all the terms, covenants, conditions and agreements to be performed, paid or observed by Tenant hereunder shall be paid or discharged by Tenant, at Tenant's sole cost and expense. Notwithstanding anything to the contrary, Tenant shall not be responsible for any property management fees or earthquake insurance premiums paid by Landlord during the Term of this Lease. Except as otherwise provided in Section 7.1 or 14.9 of this Lease, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever. All charges payable by Tenant other than Basic Rent, however denoted, are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Basic Rent falling due. Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and paid within ten (10) days of the later of (a) invoice from Landlord or (b) the Commencement Date. Basic Rent and Additional Rent are sometimes collectively referred to as "Rent" or "rent."

         2.3 RENTAL DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Provisions as the Rental Deposit. The Rental Deposit shall be held by Landlord without obligation or liability for payment of interest thereon as security for the faithful payment of Basic Rent by Tenant, but shall be applicable to the third (3rd) and fourth (4th) month's Basic Rent payments without offset or deduction therefrom.

                                   ARTICLE 3

                   PAYMENT OF PROPERTY TAXES AND ASSESSMENTS


         3.1 PAYMENT OF PROPERTY TAXES. Provided Landlord delivers the Property Tax bill to Tenant (if delivered to Landlord) promptly upon receipt thereof, but no later than twenty (20) days prior to the day on which any fine, penalty, interest or cost may be added thereto for the non- payment thereof, Tenant covenants and agrees to pay during the Term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all Property Taxes (as defined in Section
3.2 below), which become due and payable during the Term of this Lease. Within ten (10) days of written request from Landlord, Tenant shall furnish Landlord with satisfactory evidence that the Property Taxes have been paid. If any Property Taxes shall cover any period of time prior to or after the term of this Lease, Tenant's share of such Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect.

         3.2 PROPERTY TAXES. "Property Taxes" shall include general real property and improvement taxes, any form of assessment, special assessment or reassessment, license, permit or inspection fee or tax, commercial rental tax (but only to the extent the same is in lieu of some existing Property Taxes), levy, charge, penalty or similar imposition, whatsoever or at all imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or public body, and all other charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen. Property Taxes shall include, without limitation, the following: (i) any tax imposed upon the transaction or based upon a reassessment of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) due to a change in ownership or transfer of all or part of Landlord's interest in the Premises the Land, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option); (ii) any assessments, taxes, fees, levies or charges in addition to, or in substitution, partially or totally, for any items previously included within the definition of Real Property Taxes; (iii) any tax or charge for fire protection, street lighting streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) by any governmental agency; and (iv) capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, now or hereafter imposed. Property Taxes do not, however, include Landlord's state or federal income, franchise, estate or inheritance taxes.

         3.3 TENANT'S RIGHT TO CONTEST PROPERTY TAXES. Tenant shall have the right at its own expense, and upon prior notice to Landlord, to contest the amount or validity, in whole or in part, of any Property Taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such Property Taxes, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 3.1 hereof, Tenant may defer payment of such Property Taxes if neither the Premises, and/or the Expansion Land

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(whether or not Tenant has exercised the Expansion Land Option)]nor any portion thereof would, by reason of such deferment, be in danger of being forfeited or lost and so long as such deferment will not otherwise materially and adversely impact the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) or impair the value of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option). Upon the termination of any such proceedings, Tenant shall pay the amount of such Property Taxes as finally determined in such proceedings, with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings and Tenant shall reimburse Landlord for all such fees (including reasonable attorney's fees), costs and expenses on demand.

         3.4 LANDLORD'S RIGHT TO CONTEST PROPERTY TAXES. In addition to the right of Tenant under Section 3.3 to contest the amount or validity of Property Taxes, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Property Taxes not contested by Tenant. Any such contests by Landlord shall be at Landlord's sole expense; provided, however, that if the amounts payable by Tenant for Property Taxes are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Property Taxes, Tenant shall reimburse Landlord for the costs incurred by Landlord in contesting Property Taxes, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Property Taxes.

                                  ARTICLE 4

                                     USE

         4.1 PERMITTED USE. Tenant may use the Premises only for the Permitted Use specified in Item 11 of the Basic Terms. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, governmental, quasi-governmental or administrative rule, order, ordinance, requirement or regulation applicable thereto ("Regulatory Requirement"), or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would cause structural injury to the Improvements or cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Landlord represents that the Premises are zoned for the Permitted Use.

         4.2 ACCEPTANCE OF PREMISES. Tenant shall accept delivery of the Premises with Landlord's Improvements, as set forth on Exhibit "B" substantially completed. Within thirty (30) days of Substantial Completion (as defined below) of Landlord's Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to Landlord's Improvements, which list shall be based on whether such items were required by the approved Final Plans and Specifications. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease unless such punch list items preclude Tenant from occupying the Premises as reasonably determined by Tenant. Nothing in this Section 4.2 shall be deemed to diminish any obligation of Landlord under Section 7.1. Tenant acknowledges, that except as specifically provided in this Lease and the Work Letter, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Tenant shall comply with the Permitted Encumbrances.

         4.3 RULES AND REGULATIONS. Tenant shall comply with all rules and regulations adopted by Landlord from time to time for the Project; provided that such rules and regulations are applied in a non-discriminatory manner, and do not adversely affect Tenant's hours of operation or otherwise adversely affect the operation of Tenant's business. In the event of any conflict between such rules and regulations and the provisions of this Lease, this Lease shall prevail.

         4.4 TENANT'S OBLIGATIONS. Tenant shall obtain and pay for all permits, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable Regulatory Requirements regulating the particular type of use by Tenant of the Premises, including, without limitation, the Occupational Health and Safety Act and the Americans with Disabilities Act.

         4.5 CONDITION OF PREMISES. Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date, with Landlord's Improvements Substantially Completed as provided in the Work Letter and, except as disclosed in the Phase 1 Report, (defined below), the improvements

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constructed by Landlord as Landlord's Improvements shall, as of the
Commencement Date, not contain Hazardous Materials (defined below) in violation of any of the Hazardous Materials Laws (defined below).

                                 ARTICLE 5

                           HAZARDOUS MATERIALS

         5.1 HAZARDOUS MATERIALS. The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed in Section 5.2, and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the statutes or regulations in Section 5.2. Hazardous Materials shall also mean any and all other similar terms defined in other federal, state and local laws, statutes, regulations, orders or rules, and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloro- ethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste.

         5.2 HAZARDOUS MATERIALS LAWS. The term "Hazardous Materials Law(s)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

                  5.2.1 FEDERAL. Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq.; Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C.
Section 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. Section 78401 et seq.; Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. Section 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

                  5.2.2 CALIFORNIA. Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code
Section 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code Section 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code Section 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code Section 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code Section 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code Section 28740 et seq.; Air Resources Law, Cal. Health & Safety Code Section 39000 et seq.; Hazard-ous Materials Release Response Plans and Inventory, Cal. Health & Safety Code Sections 25500-25541; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code Sections 25208-25208.17;

                  5.2.3 OTHER LAWS AND REGULATIONS. All other regulations promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution date of this Lease.

                  5.2.4 PHASE I ENVIRONMENTAL ANALYSIS. Landlord has delivered to Tenant two (2) Phase I Environmental Analysis Reports ("Phase 1 Reports") covering the Premises, and the Expansion Land, respectively and Tenant acknowledges that this shall be deemed satisfaction of any obligation on the part of Landlord to disclose any and all Hazardous Materials on or relating to the Premises, and the Expansion Land as required hereunder or by any Hazardous Materials Laws.

         5.3 COMPLIANCE WITH HAZARDOUS MATERIALS LAWS. Tenant shall not cause or knowingly and intentionally permit any Hazardous Materials to be brought upon, kept, or used in connection with the Premises or by Tenant, its agents, employees or contractors in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including, without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous

Materials brought thereon by Tenant, its agents, employees, or contractors. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises and/or the Expansion Land by Tenant or Tenant's agents, employees, or contractors ("Tenant's Agents") and Tenant shall cause any and all said Hazardous Materials to be removed from the Premises and/or the Expansion Land and transported in accordance with and in compliance with all Hazardous Materials Laws. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises by Tenant or Tenant's Agents, in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall at its own expense, cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term of this Lease by Tenant or Tenant's Agents) to be removed from the Premises and/or the Expansion Land and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises and/or the Expansion Land or in any Improvements situated on the Land and/or the Expansion Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Premises or the Improvements on the Land and/or the Expansion Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

         5.4 NOTICE OF ACTIONS. Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any written claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any written reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all written claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises and/or the Expansion Land. All such manifests shall list the Tenant or its agent as a responsible party only if such Hazardous Materials were caused or knowingly and intentionally permitted to be brought upon the Premises or Expansion Land by Tenant, its agent, employees, or contractors, and in such case shall not attribute responsibility for any such Hazardous Materials to Landlord.

         5.5 DISCLOSURE AND WARNING OBLIGATIONS. Tenant shall also comply with all laws, ordinances and regulations regarding warning obligations with respect to the presence or danger of Hazardous Materials or as otherwise may be required by law (to the extent Tenant has knowledge thereof). Tenant acknowledges and agrees that it will promptly notify Landlord prior to reporting to any governmental or quasi-governmental agencies any matters relating to Hazardous Materials and Landlord shall have the right to review such reports. So long as Tenant will not be in violation of any laws requiring Tenant to make such reports, Landlord shall have the right to assume control over the making of such reports to the applicable governmental or quasi-governmental agencies. Tenant further agrees to cooperate with Landlord in complying with all Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, with limitation, all notices or other requirements under California Health and Safety Code Section 25919 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq. Notwithstanding the foregoing, Tenant shall prior to delivering any notices required by this
Section 5.5 to any governmental entity or agency, deliver written notice to Landlord of the same so as to afford Landlord opportunity to take over such obligation if Landlord so desires.

         5.6 TENANT INDEMNIFICATION. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively "Landlord's Indemnitees") free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) ("Claims") to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Tenant, Tenant's agents, employees, or contractors in, on, under, upon or from the Premises and/or the Expansion Land or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises and/or the Expansion Land to the extent caused by Tenant.

         5.7 LANDLORD INDEMNIFICATION. Landlord shall indemnify, defend (with legal counsel reasonable acceptable to Tenant) and hold Tenant and Tenant's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively, "Tenant's Indemnitees") free and harmless from and against any and all Claims to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Landlord, or its employees, agents or contractors in, on, under, upon or for the Premises and/or the Expansion Land or the Improvements thereon or from the transportation or disposal of Hazardous Materials by Landlord or its employees, agents, or contractors. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises and/or the Expansion Land or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease and any costs and fees incurred in the enforcement of the indemnity action. In addition, with respect to any Hazardous Materials that are in excess of the legally permissible amounts under the Hazardous Materials Laws that were on the Land and/or the Expansion Land at the time that the Phase 1 Reports were issued and which were not disclosed by the Phase 1 Reports ("Pre-existing Hazardous Materials"), Landlord agrees to remediate such Pre-existing Hazardous Materials if, as and when required by a governmental agency to the extent required by such governmental agency. Landlord further agrees to indemnify and hold Tenant harmless from any fines, penalties or other fees imposed against Tenant by such governmental agency as a result of such Pre-exiting Hazardous Materials. Notwithstanding the foregoing, nothing in this Section
5.7 shall be deemed to impose any obligation or liability on Landlord for remediation, indemnification or payment of any fines, penalties or other fees if the same would not have been imposed but for some act or omission of Tenant.

         5.8 ENVIRONMENTAL AUDITS. Landlord shall have the right, at any time during the term of this Lease, to conduct an environmental audit. If Landlord conducts such an audit, it shall be at Landlord's sole cost and expense, except that if said audit discloses the presence of Hazardous Materials on the Premises, or the Expansion Land in violation of Tenant's obligations under this Article 5, then the cost of such audit shall be borne by Tenant. If the audit confirms the presence of Hazardous Materials in on or under the Premises, or the Expansion Land or the groundwater thereunder in violation of Tenant obligations under this Article 5, Landlord shall have the right to require Tenant to immediately commence all necessary remediation, abatement, removal and cleanup actions to return the Premises, and/or the Expansion Land and any other property of whatever nature to their condition existing prior to the appearance of Hazardous Materials. Any plan of remediation, abatement, removal and cleanup shall be subject to the prior approval of Landlord, in its sole discretion. Except as specified above, Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises, and/or the Expansion Land without obtaining Landlord's advance written consent.

         5.9 ASSIGNMENT AND SUBLETTING. If (i) any anticipated use of the Premises by any proposed assignee or sublessee involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental activity in connection with the use, disposal, or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

                                ARTICLE 6

                         SERVICES AND UTILITIES

         During the Term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description (including, without limitation, charges imposed by any utility company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises) for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services and any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary, and requested by Tenant, to provide the Premises with adequate utility services. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit Landlord's obligations to complete Landlord's Improvements pursuant to the terms of the Work Letter.

                                   ARTICLE 7

                MAINTENANCE, REPAIR AND ALTERATION OF PREMISES


         7.1 CONSTRUCTION WARRANTY AND LANDLORD OBLIGATIONS. Except to the extent caused by Tenant's specific use of the Premises or the negligent acts or intentional misconduct of Tenant, its agents, employees, or contractors, or as otherwise provided under this Lease, Landlord shall repair and maintain in good order, condition and repair the foundation, exterior walls and structural portions of the roof of the Building ("Structural Portions of the Building"). However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass, surfaces of exterior walls, or the membrane or other nonstructural elements of the roof and the same shall not be deemed to be included within the definition of the Structural Portions of the Premises Building. Landlord warrants, as Landlord's sole and exclusive warranty concerning the Landlord's Improvements and the Improvements (including the HVAC System), the Landlord's Improvements and the Improvements (including the HVAC System) against defective workmanship and/or materials for a period of one (1) year from the date of Substantial Completion (as defined in the Work Letter) of Landlord's Improvements and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said one-year period, and performance of such one- year warranty shall be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials, and Tenant's rights to enforce such one-year warranty shall be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. Landlord covenants that it will obtain, as part of the costs of the Landlord's Improvements, a ten (10) year roof warranty. Landlord shall assign to Tenant, to the extent permitted under any such warranties provided to Landlord, on a non-exclusive basis, all rights Landlord may have under any warranties provided by contractors or subcontractors. From and after the expiration of the one-year warranty of Landlord against defective workmanship and materials, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen or any service contracts that guarantee or warrant against defective workmanship or materials or provide service or repair for a period of time in excess of the one-year period described above. Notwithstanding anything to the contrary, Landlord, at Landlord's sole cost and expense, shall be solely responsible for repairing latent structural defects in the Structural Portions of the Building during the Initial Term and any Renewal Terms (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). During the Initial Term, Tenant shall be responsible for annual roof inspections and clean out of gutters and down spouts and Landlord shall be responsible for all other related maintenance of the roof structure (exclusive of the roof membrane) including all roof leaks during the first five (5) years of Initial Lease Term (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). Thereafter, Tenant's exposure shall be capped at Five Thousand Dollars ($5,000.00) annually inclusive of inspections and clean out of gutters and down spouts.

         7.2 TENANT'S MAINTENANCE. Except as otherwise expressly provided in this Lease, Tenant, at its sole cost and expense, throughout the Term of this Lease, including the warranty period specified in Section 7.1 above, whether Tenant is occupying or has vacated the Premises), shall take good care of the Premises (including the Landlord's Improvements any improvements hereafter erected or installed on the Land), and shall keep the same in at least the same order, condition and repair (including interior repainting and refurnishing, as needed), as when received and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article 7, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, including, without limitation, any repairs, replacements, renewals, alterations and additions required by any governmental law, ordinance or regulations now or hereafter enacted relating to the Premises. All repairs made by Tenant shall be at least equal in quality, workmanship and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted.

         7.3 TENANT'S WAIVER OF CLAIMS AGAINST LANDLORD. Except as otherwise specifically provided in this Lease or the Work Letter or this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon.

                                  ARTICLE 8

                          CHANGES AND ALTERATIONS


         8.1 TENANT'S CHANGES AND ALTERATIONS. Tenant shall not make any alterations, additions or improvements ("Alterations") to the Property, without Landlord's prior written consent, which shall not be unreasonably withheld, except for non structural alterations in the interior of the Building that do not affect the Structural Portions of the Building or exterior of the Building ("Permitted Alterations"). All Alterations shall be done promptly and in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are located, or any other body exercising similar functions. All such Alterations which affect the Structural Portions of the Building or the exterior of the Building ("Structural or Exterior Alterations") shall be performed by a contractor approved by Landlord, in its reasonable discretion. If required by Landlord, Tenant shall provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord in connection with any Structural or Exterior Alterations.

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Tenant shall promptly remove any Alterations constructed in violation of this
Section upon Landlord's written request. All permanent Alterations (i.e.
other than Tenant's movable trade fixtures and equipment), including the Permitted Alterations made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term of this Lease. Prior to commencement of the Alterations, Tenant shall deliver Builder's All Risk Insurance, in an amount acceptable to Landlord, in conformance with the requirements of Article 10 of this Lease. Notwithstanding anything to the contrary set forth herein, Tenant agrees, at Tenant's sole cost and expense, and within ten (10) days request therefor by Landlord at the end of the Lease Term or earlier termination thereof, to remove any of the following types of Permitted Alterations and repair the Premises where such Permitted Alterations were situated to the same or better condition than existed prior to Tenant installation of said Permitted Alterations: racking, Permitted Alterations to create manufacturing and/or office space, drop ceilings, mezzanines, and demising walls. To the extent Tenant removes any other Alterations, Tenant shall also, within ten
(10) days of removal thereof, restore the Premises to the condition that existed prior to Tenant's installation of such Alterations.

         8.2 LIENS. Tenant shall keep the Premises free from any mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not released of record by payment or posting of a proper bond within thirty (30) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting security to cause the discharge of such lien, in which event all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent. Tenant hereby indemnifies, protects, defends and holds Landlord and Landlord's Indemnitees and the Premises harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses and attorneys' fees incurred in enforcing of this indemnity), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant shall notify Landlord in writing fifteen (15) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises. Tenant shall not create, and shall within thirty (30) days discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof.

         8.3 COMPLIANCE WITH LAWS. Landlord warrants, that provided that the Tenant Work, and any subsequent Alterations, is in compliance with all present laws, codes, regulations and ordinances, upon completion of Landlord's Improvements, the utilities, including without limitation the HVAC, (as hereinafter defined), the structural portions, the interior and the exterior of the Premises will meet with all laws, codes, regulations and ordinances in effect at the time the Premises is delivered by Landlord to Tenant and will be in good working condition and order (except for punch-list items). If, at any time, the Premises or such utilities do not meet with such laws, codes, regulations and ordinances as required by regulations of governing authorities (other than as a result of Tenant's negligent acts or the failure of Tenant Work or Tenant's Alterations to comply with such laws, codes, regulations and ordinances), then, except for work that is specifically required as a result of the business operation being conducted by Tenant, the Premises will be brought up to the proper standards at Landlord's expense. Landlord's receipt of all governmental permits required for initial occupancy shall be deemed satisfaction of the foregoing representations and obligations. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority if the Premises fails to meet codes and regulations of governmental authorities during the Term of this Lease, other than as a result of the failure of the Tenant Work or Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities. Tenant shall be responsible for paying any and all fines or penalties for the failure of the Tenant Work and Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities during the Term of this Lease and shall cause the Tenant Work and any Alterations and/or improvements made by Tenant to be brought up to the proper standards at Tenant's expenses.

                                     ARTICLE 9

                          RIGHTS RESERVED BY LANDLORD


         9.1 LANDLORD'S ENTRY. In addition to any other right of entry provided to Landlord in this Lease, Landlord reserves the right, at all reasonable times and upon twenty-four (24) hours prior notice to Tenant except in case of emergency when no notice shall be required (but Landlord will use reasonable efforts to give prior or contemporaneous notice), to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (provided that Landlord shall only show the Premises to prospective tenants during the last (6) six months of the Lease Term); (iii) post notices of non-responsibility or other notices as may be customary in the State of California; (iv) for performance of any of Landlord's repair and/or maintenance rights or obligations; or (v) to exercise any other rights, obligations or remedies that Landlord may have under this Lease. Landlord and its authorized representatives may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of any emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

         9.2 LANDLORD'S CURE. If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable periods provided in Article 14, Landlord upon twenty (20) days prior notice to Tenant (except in emergency in which case no notice shall be required) may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within twenty (20) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within ten (10) days after receipt of notice therefor from Landlord.

                                  ARTICLE 10

                           INDEMNITY AND INSURANCE


         10.1 TENANT'S INSURANCE OBLIGATIONS. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease, commencing with the earlier to occur of (a) Commencement Date or (b) the date Tenant first occupies the Premises, policies of insurance covering the Improvements constructed, installed or located on the Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for damage by earthquake if requested by Landlord (provided that Landlord shall reimburse Tenant for the cost of insurance allocable to earthquake coverage); (d) loss from so-called explosion, collapse and underground hazards; and (e) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements other than loss for flood. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements exclusive of excavations, foundations and footings "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. Prior to occupancy of the Premises, Tenant shall deliver to Landlord a copy of such insurance policy.

         10.2 INSURANCE COVERAGE. During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect comprehensive general liability insurance or commercial liability insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under this Lease.

         The insurance set forth in this Section 10.2 shall be maintained by Tenant at not less than the limits set forth herein. To the extent it is customary in the marketplace for insurance limits to be higher than those specified in this Section 10.2, such limits may be increased, upon written notice from Landlord to Tenant, at the end of each five (5) year period during which this Lease is in effect ("Adjustment Date") based upon increases (if any) in the Index (defined below). The most recent Index in publication prior to the Commencement Date shall be the "Base Index." On each Adjustment Date, the insurance limits shall be increased by the percentage equal to the percentage increase (if any) in the most recent Index in publication prior to the Adjustment Date ("Comparison Index") over the Base Index. The term "Index" as used in this Lease shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim Average Subgroup "All Items," (1982-84 = 100). If the 1982-84 base of the Index should hereafter be changed, then the new base shall be converted to the 1982-84 base and the base as so converted shall be used. If at any time the Index should not exist in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto.

         10.3 INSURANCE PROVISIONS. All policies of insurance required by this Article shall provide that the proceeds thereof shall be payable to Tenant and Landlord as their interests appear, and if Landlord so requests shall also be payable to any contract purchaser of the Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Premises, or any portion thereof, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below). Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 10.1 hereof, unless Landlord is named therein too as an additional insured with loss payable as in said Section 10.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Any such insurance obtained and maintained by Tenant shall name Landlord, and, if requested by Landlord, Landlord's mortgagee, as an additional insured therein, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below), and such insurance shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in California. Each policy required under this Article 10 shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty
(30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant and an "agreed value" endorsement. All policies of insurance, together with any endorsements reflecting the changes to the policy required to comply with this Lease, shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the Term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy Term. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant after five (5) days' written notice, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of bills therefor.

         10.4 WAIVER OF SUBROGATION. Tenant shall cause to be inserted in the policy or policies of insurance required by this Article 10 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Each party hereby waives, releases and discharges the other party, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article 10 notwithstanding that such loss, claim, expense or damage may have been caused by such other party, its agents or employees, and each party agrees to look to the insurance coverage only in the event of such loss.

         10.5 RENTAL ABATEMENT INSURANCE. Landlord may maintain insurance coverage (including loss of use and rental abatement coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or any other casualties or causes for such amount as Landlord may desire. Tenant shall reimburse Landlord for the actual and commercially reasonable costs of such rental abatement insurance, covering a period not to exceed eighteen (18) months, on an annual basis. Tenant shall pay such amounts to Landlord as Additional Rent, no later than thirty (30) days after receipt of a statement therefor from Landlord. Landlord shall have the right to require payments on a semi-annual or annual basis. The failure of Landlord to deliver a statement for such charges shall not constitute a waiver of Landlord's rights to collect such amounts if delivered within six (6) months. Tenant shall have the right, upon at least six (6) months prior notice, to elect to carry its own business interruption or rental abatement insurance, in amounts reasonably acceptable to Landlord and which satisfy the requirements set forth in Section 10.3 and this Section 10.5 of this Lease. In such case, Landlord shall cancel the rental abatement insurance. Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.

         10.6 INDEMNIFICATION BY TENANT. To the fullest extent allowed by law, Tenant shall at all times indemnify, protect, defend with legal counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's shareholders, officers, directors, partners, employees, lender, managing agent, successors and/or assigns (collectively, "Landlord's Indemnities") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any occurrence in, upon or about the Premises or the occupancy or use by Tenant of the Premises, or the condition of the Premises to the extent caused by any act or omission of Tenant, its agents, contractors, servants, tenants, invitees (i.e. persons directed or requested by Tenant to enter the Premises) or licensees (collectively "Tenant's Agents") or arising from any act or negligence of Tenant or Tenant's Agents, or a default by Tenant under this Lease or, to the extent covered by insurance Tenant is required to carry under this Lease, arising from any accident, injury or damage whatsoever caused to any person, or entity occurring during the Term of this Lease, in or about the Premises, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. Notwithstanding the foregoing, Tenant shall not have any liability hereunder or otherwise with respect to any claim, cost, liability, action or damage caused by the negligence or wilful misconduct of Landlord or any of Landlord's Indemnitees or Landlord's Agents or any material default by Landlord under this Lease. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

         10.7 INDEMNIFICATION BY LANDLORD. To the fullest extent allowed by law, Landlord shall at all times indemnify, protect, defend (with legal counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's shareholders, officers, directors, partners, employees, affiliates, successors and/or assigns (collectively, "Tenant's Indemnitees") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any negligence or willful misconduct by Landlord or any of the Landlord's Indemnities or Landlord's Agents, in, on, or about the Premises or any breach by Landlord of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; provided, however, that in no event shall Landlord be obligated to indemnify, defend and hold Tenant or any of Tenant's Indemnitees or Tenant's Agents harmless to the extent of any claims, costs, liabilities, actions or damages arising from or out of, or occasioned in whole or in part by, the negligence or wilful misconduct of Tenant, Tenant's Indemnitees or Tenant's Agents or any material default by Tenant under this Lease. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant. Landlord shall cause the obligations under this
Section 10.7 to be covered under Landlords policy of commercial general liability insurance.

                                ARTICLE 11

                         ASSIGNMENT AND SUBLETTING

         11.1 RESTRICTION ON OTHER TRANSFERS. Except as specifically permitted in Section 11.2 below, Tenant shall not assign, sublease, mortgage, pledge, transfer, or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("Transfer"), without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord fails to respond to any request by Tenant for Landlord's consent or approval within twenty (20) days of such request, Tenant shall provide Landlord with a second written request. If Landlord fails to respond to such second written request within ten (10) days of Landlord's receipt thereof, Landlord shall be deemed to have consented to such Transfer; provided that such second written request specifically states that Landlord's failure to respond within ten (10) days shall be deemed consent under this Section 11.1 of this Lease. No Transfer shall release Tenant from its liability under this Lease. Tenant acknowledges and agrees that this covenant and agreement is a material inducement to the decision of Landlord to lease the Premises to Tenant and that Landlord may use its sole and absolute discretion hereunder. Landlord shall have the right to withhold consent to any sublessee in the event any of the conditions set forth in
Section 5.8 of this Lease apply.

         11.2     PERMITTED TRANSFERS. Notwithstanding the provisions of
Section 11.1, Tenant shall have the right, without Landlord's prior consent, to Transfer all or any portion of the Premises to a related entity or affiliate of Tenant. Tenant may also Transfer the lease to any successor entity, whether by merger, consolidation or otherwise, and to any entity that purchases all or substantially all of Tenant's assets. Finally Tenant shall be permitted to assign or sublease to an Affiliate (as hereinafter defined) of Tenant. The foregoing Transfers described in this Section 11.2 are referred to as "Permitted Transfers." No such Permitted Transfer shall require Landlord's prior approval or consent, provided that Tenant shall provide to Landlord written notice of the Transfer, within a reasonable time thereafter, including the name of the transferee and the terms of the Transfer, and an agreement executed by the transferee acceptable to and in favor of Landlord whereby the transferee agrees to assume Tenant's obligations under this Lease. No such Permitted Transfer shall release Tenant from its liability under this Lease. As used herein, the term "Affiliate" shall mean any person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the person in question, which, in the case of a person which is a partnership, shall include each of the partners thereof and each of their Affiliates. The term "control," as used in the immediately preceding sentence, means, with respect to a person that is a corporation, the right to exercise, directly or indirectly, more than twenty percent (20%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person.

         11.3     SUBLEASE REQUIREMENTS. Any sublease permitted under this
Article 11 shall contain provisions to the effect that, except as may otherwise be specifically agreed to by Landlord in writing, (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) Tenant shall continue to be and remain liable under the Lease. In the case of a sublease, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such sublease, which sublease shall be in form and content reasonably acceptable to Landlord.

         11.4 NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article 11, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

         11.5 PROFITS ON TRANSFER. In the event that Tenant shall make a permitted Transfer hereunder of all or any portion of the Premises (the "Transfer Space"), then the following shall apply: Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installment of Basic Rent required hereunder, fifty percent (50%) of the "Profit" payable by the Transferee pursuant to the terms reserved in the Transfer agreement, assignment or sublease. For purposes of this Section 11.5, "Profit" shall mean all rent and other amounts paid or payable by the Transferee to Tenant pursuant to the terms of the Transfer which are in excess of the applicable Basic Rent and Additional Rent (if the obligation to pay Additional Rent is not passed through to or assumed by the Transferee under this Lease) after deducting therefrom Tenant's actual and reasonable costs incurred in connection with the Transfer, including but not limited to reasonable real estate commissions, costs of renovations or improvements, reasonable tenant improvement allowances, reasonable attorneys fees and reasonable rent concessions.

                  11.5.1 TENANT'S PROFIT STATEMENT. Tenant shall and hereby agrees that it will furnish to Landlord upon written request from Landlord a complete statement, setting forth in detail the computation of all profit derived and to be derived from such assignment or sublease, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access, at all reasonable times (at Tenant's Southern California office) upon ten (10) business days advance notice, not to exceed more than one (1) time per year per Transfer, to the books, records and papers of Tenant relating directly to any such assignment or subletting.

                                 ARTICLE 12

                            DAMAGE OR DESTRUCTION

         12.1 DESTRUCTION AND RESTORATION. Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date by fire or otherwise, Tenant at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same ("Restoration") as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations as may be reasonably acceptable to Tenant or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Lease. All insurance proceeds shall be held by Landlord and Tenant as co-trustee. If the insurance moneys in the hands of Landlord and Tenant as co-trustees shall be deemed to be insufficient by Landlord to pay the entire costs of the Restoration, Tenant agrees, only to the extent Tenant failed to maintain the insurance Tenant is required to maintain under this Lease, to pay any deficiency promptly upon demand that would have been paid by the insurance company had Tenant maintained the required insurance.

         12.2 APPLICATION OF INSURANCE PROCEEDS. All insurance moneys recovered by Landlord or Tenant shall be held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses, in accordance with requirements imposed by Landlord or any mortgagee of record, provided that any such mortgagee has theretofore or concurrently provided, Tenant with the Non-Disturbance Agreement (defined below). Tenant shall furnish Landlord at the time of any such payment with lien releases and evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration.

         12.3 CONTINUANCE OF TENANT'S OBLIGATIONS. No destruction of or damage to the Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

         12.4 DAMAGE OR DESTRUCTION AT END OF LEASE TERM. In the event the damage or destruction occurs during the last eighteen (18) months of the Lease Term, then, notwithstanding the provisions of Section 12.1 and 12.2, Tenant shall not be obligated to complete such Restoration so long as Tenant assigns to Landlord all insurance proceeds except those amortized and allocable to Tenant's Work (as defined in the Work Letter) (including the amount of any deductibles and any other amounts necessary) so that Landlord can complete such Restoration.

         12.5 WAIVER OF CALIFORNIA STATUTES. Tenant waives the protection of any statute, code or judicial decision which grants a Tenant the right to terminate a lease in the event of damage or destruction of the Premises, including, but not limited to, the provisions of Sections 1932(2) and 1933(4) of the Civil Code or any successor statute or law. Tenant agrees that the provisions of this Article shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises. Notwithstanding the foregoing, Basic Rent and Additional Rent shall be abated proportionately during any period of repair under this Article for a period not to exceed eighteen (18) months; provided that Tenant has complied with the requirements of Section 10.5.

                                   ARTICLE 13

                                  CONDEMNATION

         13.1 CONDEMNATION OF ENTIRE PREMISES. If, during the Term of this Lease, the entire Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease shall terminate on the date of vesting of title pursuant to such Proceedings. In any taking of the Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Premises or damage to the Improvements, except as otherwise provided for in Section 13.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

         13.2 PARTIAL CONDEMNATION/TERMINATION OF LEASE. If, during the Term of this Lease, less than the entire Premises, but more than ten percent (10%) of the floor area of the Building, or more than fifteen percent (15%) of the land area of the Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Premises so taken, and Tenant shall have the right to terminate this Lease if the business of Tenant conducted in the portion of the Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Premises and Tenant cannot construct or secure substantially similar space to the space so taken, on the Premises. Such termination as to the remainder of the Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination.

         13.3 PARTIAL CONDEMNATION/CONTINUATION OF LEASE. If ten percent (10%), or less, of the floor area of the Building, or fifteen percent (15%), or less, of the Land, shall be taken in such Proceedings, or if more than ten percent (10%) of the floor area of the Building or more than fifteen percent (15%) of the Land is taken (but less than the entire Premises), and this Lease is not terminated as in Section 13.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings is insufficient to pay all costs of such restoration work, Landlord may elect to either (a) terminate the Lease in accordance with the provisions of Section 13.1 or (b) continue the Lease and restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. If Landlord elects to terminate the Lease under this Section 13.3, Landlord shall deliver to Tenant written notice of Landlord's election to terminate along with an estimate of the amount of the deficiency between the costs of complete restoration and the award ("Deficiency Amount"), Tenant may continue the Lease in effect by delivery written notice to Landlord, within fifteen (15) days of receipt of Landlord's termination notice, of its election to continue the Lease and pay the Deficiency Amount. If Tenant elects to continue the Lease, Tenant shall deliver to Landlord and Tenant as co-trustees the Deficiency Amount within fifteen (15) days of written request by Landlord. If the Premises are restored, the award amounts shall be disbursed in accordance with the same requirements set forth in Section 12.2 of this Lease. If the Lease is terminated, the award amounts shall be disbursed in accordance with Section 13.1.

         13.4 CONTINUANCE OF OBLIGATIONS. In the event this Lease is not terminated, then from and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as may be mutually agreed upon by Tenant and Landlord.

         13.5 TENANT'S WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants Tenant a right to any compensation other than that set forth in this Article in the event of a taking, including, but not limited to, California Code of Civil Procedure
Section 1265.150 or any successor statute or law.

                                  ARTICLE 14

                              DEFAULTS; REMEDIES

         14.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

                  14.1.1 FAILURE TO PAY. If Tenant fails to pay such Rent or such charge as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

                  14.1.2 FAILURE TO PERFORM. If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty
(30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion.

                  14.1.3 OTHER DEFAULTS. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty
(60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within sixty
(60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

         14.2 REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without any additional notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  (a) Terminate Tenant's right to possession of the Property at any time by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonable avoided; and (iv) any other amount, including court costs necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Maximum Rate of Interest set forth in Item 10 of the Basic Terms. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 14.1.5(a), or (ii) proceeding under Paragraph 14.1.5(b) or (c);

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. This remedy is intended to and is hereby declared to be that described in California Civil Code Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from reletting. No act by Landlord allowed by this
Section 14.2(b) will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the Premises as provided in this Section 14.2(b), Rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (ii) second, all costs, including for maintenance, incurred by Landlord in reletting; and (iii) third, Rent due and unpaid under the Lease. After deducting the payments referred to in this
Section 14.2(b), any sum remaining from the Rent Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, Landlord incurred in reletting which remain after applying the Rent received from the reletting; and/or

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         14.3 RIGHT OF LANDLORD TO RE-ENTER. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

         14.4 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

         14.5 MITIGATION. Landlord shall have the obligation to use all reasonable efforts to mitigate any loss or damages suffered by Landlord on account of any default by Tenant.

         14.6 LIMITATION ON REMEDIES. Notwithstanding anything to the contrary in this Article 14, Landlord shall not be permitted to accelerate the payment of Rent for the remainder of the Lease Term unless there has been a monetary default by Tenant for over 60 days. Except as otherwise specifically provided in this Lease, neither Landlord nor Tenant shall not be entitled to recover consequential and/or punitive damages from the other as a result of the breach of this Lease.

         14.7 LEGAL COSTS. Each party shall reimburse the other party, upon demand, for any reasonable costs or expenses incurred by such other party in connection with any actual breach or default of the non-performing party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify, protect, defend and hold Landlord harmless from all costs, expenses, demands and liability (including, without limitation, attorneys' fees and costs, including attorneys fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant (other than against Landlord), or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

         14.8 NO WAIVER. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of either party herein shall be implied from any omission by the other party to take any action on account of such default. One or more waivers by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         14.9 WAIVER BY TENANT. Tenant hereby waives all claims by Landlord's re-entering and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Article 14 and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord. If Landlord fails to perform any of Landlord's obligations under this Lease, which failure continues for more than fifteen (15) days after Tenant's delivery of written notice to Landlord specifying such failure, or if such failure is of a nature that it requires more than fifteen
(15) days to remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure withing such fifteen (15) day period and diligently pursued such efforts to complete such cure), Tenant may deliver a reminder notice ("Reminder Notice"). If Landlord fails to commence to cure such failure within fifteen (15) days of receipt of Tenant's Reminder Notice and diligently pursue the same to completion, then Tenant may incur reasonable expenses necessary to perform the obligation of Landlord specified in such notice and invoice Landlord therefor. If Landlord fails to reimburse Tenant within fifteen (15) days following receipt of such invoice, then Tenant may deliver a reminder notice ("First Reminder Notice"). If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's First Reminder Notice, Tenant may deliver a second reminder notice ("Second Reminder Notice"). If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's Second Reminder Notice, then Tenant may apply the cost of such repairs against the next Basic Rent obligations due hereunder, and invoice Landlord therefor.

         Notwithstanding anything contained herein to the contrary, Tenant's rights to deduct from Basic Rent shall be restricted to any amount per month not in excess of the sum of twenty-five percent (25%) of the Basic Rent; provided, however, that the sum which was not capable of offset as a result of such cap shall bear interest at the Maximum Rate of Interest from thirty
(30) days after the date Tenant first invoiced Landlord for such expenses to be offset until the date Tenant actually recovers such costs through offset. It is further agreed that, if any default by Landlord cannot be cured by Tenant by the expenditure of a sum that is recoverable from future offsets as authorized in this Lease by the end of the then applicable Term, the aforesaid twenty-five percent (25%) figure shall be increased to such percentage of the Basic Rent as is necessary in order to assure that such sum is recoverable from future offsets.

                  14.9.1 DELINQUENT RENTAL PAYMENTS. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall be subject to a late payment fee of two percent (2%) of the unpaid amount per month commencing on the date said payment is due ("Late Payment Fee"). Tenant acknowledges that Tenant's failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that such charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant's default or limit any other remedy of Landlord. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law. Notwithstanding the foregoing, Tenant shall not be subject to the late payment fee specified herein unless Landlord has given Tenant ten (10) days written notice of any payment of Additional Rent or Basic Rent that is past due ("Late Payment Notice"); provided that after Tenant's receipt of two (2) such Late Payment Notices in any Lease Year, Landlord shall no longer be required to deliver a Late Payment Notice in order to collect the late payment fee during said Lease Year. Notwithstanding the foregoing, Landlord waives its right to collect the Late Payment Fee the first time Landlord would otherwise be entitled to such a Late Payment Fee in any Lease Year.

                                 ARTICLE 15

                          PROTECTION OF CREDITORS


         15.1 SUBORDINATION. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, or other document of like nature ("Mortgage"), which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "F" attached hereto and incorporated herein ("SNDA") and any other instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage and which are reasonably acceptable to Tenant. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such SNDA or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

         15.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease if all obligations and liabilities accruing under this Lease after such acquisition are assumed in writing by such transferee or successor. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         15.3     ESTOPPEL CERTIFICATES.

                  15.3.1 Within fifteen (15) business days after Landlord's or Tenant's written request (the "Requesting Party"), the non-requesting party (the "Responding Party") shall execute, acknowledge and deliver to the Requesting Party a written statement certifying: (i) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Basic Rent and other charges and the time period covered by such payment; (iv) whether or not there are then existing any breaches or defaults by such party or the other party known by such party under this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any such breach of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same) and (v) such other statements as reasonably required by The Requesting Party, or any lender or prospective lender, investor or purchaser. the Responding Party shall deliver such statement to the Requesting Party within fifteen (15) business days after the Requesting Party's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                  15.3.2 If the Responding Party, does not deliver such statement to the Requesting Party within such fifteen (15) business day period, then the Requesting Party may deliver a second request and if the Responding Party does not deliver such statement to Landlord within five (5) business days after receipt of such second request, then the Requesting Party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that the Requesting Party is not in default under this Lease. In such event, the Responding Party shall be estopped from denying the truth of such facts.

         15.4 MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior to delivery of such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders and the same have executed a Non-Disturbance Agreement as provided and defined below. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional fifteen days (15) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such fifteen days (15) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         15.5 NON-DISTURBANCE. Landlord represents that as of the Effective Date of this Lease, there is no mortgage encumbering the Land. With respect to any future Mortgages, Tenant's subordination is expressly conditioned upon Landlord's delivery to Tenant of a fully executed Recognition and Non-Disturbance Agreement substantially in the form of the SNDA or in such other form and substance as may be reasonably acceptable to Tenant with respect to such Mortgage ("Non-Disturbance Agreement").

                                 ARTICLE 16

                            TERMINATION OF LEASE


         16.1 SURRENDER OF PREMISES. At the expiration of the Term of this Lease or earlier termination of this Lease, Tenant shall surrender the Premises together with all alterations placed thereon by Tenant (except Alterations Tenant elects to remove or Alterations Landlord, in the exercise of reasonable discretion, informed Tenant, in connection with Landlord's approval of the installation thereof, that Landlord would require

Tenant to remove upon the expiration of the Lease) in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant unless Landlord requires Tenant to leave the same. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, after five (5) business days notice to Tenant, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as above set forth, Tenant shall indemnify, protect, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. All property of Tenant not removed within thirty (30) days after the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises left thirty (30) days or longer after termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

         16.2 HOLDING OVER. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Basic Rent for the Premises.

                                ARTICLE 17

                             RENEWAL OPTIONS


         17.1 OPTIONS TO RENEW. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease ("Renewal Option") for up to two (2) periods of five (5) years each (each such five (5) year period is sometimes hereinafter referred to as a "Renewal Term") upon the following terms and conditions and subject to the limitations set forth below.

                  17.1.1 NO EVENT OF DEFAULT. At the respective times hereinafter set forth for the exercise of each Renewal Option and at the time of the commencement of each Renewal Term, this Lease shall be in full force and effect and there shall be no uncured Event of Default under this Lease, but Landlord shall have the right, at its sole discretion, to waive any such condition regarding an Event of Default.

                  17.1.2 FAIR MARKET RENT. The Premises shall be leased to Tenant on an "as is" basis on the same terms, covenants and conditions contained in this Lease, except that the annual Basic Rent for the Premises, including all buildings, structures and fixtures erected thereon, together with all additions, alterations and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment) shall be adjusted to reflect ninety-five percent (95%) of the Fair Market Rent (as hereinafter defined) for the Premises, as of the date of commencement of such Renewal Term ("Adjusted Basic Rent"); provided that in no event shall such Adjusted Basic Rent be less than the Basic Rent for the Lease Year immediately prior to the Renewal Term.

                  17.1.3 EXERCISE OF RENEWAL TERM(S). Tenant shall exercise its right to extend the Term of this Lease for any Renewal Term set forth in this Article 17, if at all, by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease at least nine (9) months prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be.

                  17.1.4 DETERMINATION OF FAIR MARKET RENT. In calculating the Fair Market Rent, the Premises shall be deemed to include all buildings, structures and fixtures erected thereon, together with all additions and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment). Not earlier than eighteen (18) months prior to the expiration of the Initial Term and each Renewal Term, Tenant may notify Landlord of its desire to consider renewal of this Lease. Thereafter, Landlord and Tenant shall make a good faith effort to agree upon the "Fair Market Rent" of the Premises for the ensuing Renewal Term. In the event Landlord and Tenant fail to agree within sixty (60) days after delivery of Tenant's notice ("Initial Rent Determination Period"), the "Fair Market Rent" shall be determined by arbitration in accordance with the process described below. Without limiting the foregoing, in determining the Fair Market Rent, the following factors shall be considered: the amount per rentable square foot that a willing, comparable, non-equity tenant would pay, and a willing landlord of a comparable property in the marketplace (as set forth above) would accept in an arm's-length transaction giving appropriate consideration to rental rates per rentable square foot, escalation clauses (including, but not limited to, operating expenses and real estate taxes), abatement provisions reflecting free rent, if any, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and any other generally applicable terms and conditions of tenancy for the subject space.

                  17.1.5 ARBITRATION. All arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Riverside, California area and be devoting a substantial amount of time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested. If the parties are unable to agree upon the Fair Market Base Rent during the Initial Rent Determination Period, then within fifteen (15) days after termination of the Initial Rent Determination Period, each party shall deliver to the other party a notice specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two (2) arbitrators so selected shall select a third arbitrator no later than thirty (30) days after the Initial Rent Determination Period. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Riverside, State of California, upon ten (10) days prior written notice to the other party of such intent. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The arbitrators so selected shall have all rights and power conferred on him or her by the California Code of Civil Procedure Sections 1280 et seq. or any successor statute or law, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such statute. No discovery shall be permitted by the Landlord and Tenant in the arbitration except that all parties shall make available to the arbitrators such information as may be requested by such arbitrators. Acting independently of each other and without consultation with each other, each of said three arbitrators, within sixty (60) days after appointment of the third appraiser, and his or her acceptance of such appointment, shall make their appraisal and submit to Landlord and Tenant a written report and appraisal setting forth the appraiser's opinion as to the fair market value of the Premises. The two appraisals of all of the appraisals reported by the three appraisers that are closest in amount shall be averaged (or if the appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged). Such averaged amount shall be the Fair Market Rent of the Premises. All arbitrators appointed by or on behalf of either party or appointed by the Presiding Judge of the Superior Court of Riverside County, California as hereinafter provided, shall be in all respects impartial and disinterested. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. Landlord and Tenant shall then execute an amendment recognizing the Fair Market Rent for the Renewal Term and the fact Tenant shall pay ninety-five percent (95%) of such Fair Market Rent or the Basic Rent for the Previous Lease Year, whichever is greater.

                                 ARTICLE 18

                             EXPANSION OPTION


         18.1 OPTION TO EXPAND. Tenant shall have the right, to be exercised as hereinafter provided, to expand the Premises ("Expansion Option") into space to be constructed on the Land adjacent to the Premises, which land is more particularly described on Exhibit "A-1" attached hereto and incorporated herein ("Expansion Land") together with certain improvements to be constructed thereon, including an approximately ninety-five thousand (95,000) square foot addition to the Building, depicted as the Expansion Space on Exhibit "A-2" ("Expansion Space"), upon the following terms and conditions and subject to the limitations set forth below.

         18.2 NO EVENT OF DEFAULT. At the respective times hereinafter set forth for the exercise of the Expansion Option and the delivery of the Expansion Space, this Lease shall be in full force and effect and there shall be no uncured Event of Default (as defined below) under this Lease.

         18.3 EXERCISE OF EXPANSION OPTION. Tenant may exercise its right to expand by notifying Landlord, in writing, of its election to exercise the Expansion Option ("Notice of Exercise") at least nine (9) months prior to the desired occupancy date for the Premises, which Notice of Exercise shall specify the exact desired occupancy date ("Desired Occupancy Date"); provided that, subject to the provisions below, there will still be at least five (5) years remaining in the Initial Term after the Desired Occupancy Date. In the event that there will not be at least five (5) years remaining in the Initial Term at the time Tenant desires to exercise its Expansion Option, Tenant may still exercise its Expansion Option up until nine (9) months prior to the end of the Initial Term ("Expansion Option Termination Date") if, in Tenant's Notice of Exercise, Tenant indicates that it is also electing to extend the Initial Term by the number of days necessary to cause there to be exactly five (5) years between the Desired Occupancy Date and the expiration of the Initial Term ("Extension Election"). In the event, Tenant exercises the Extension Election, the commencement date for the Expansion Space shall occur upon Substantial Completion of the Expansion Space Landlord's Improvements (as described in the Work Letter) ("Expansion Space Commencement Date"). The term of the Lease for the Expansion Space shall terminate concurrently with the Term of the Lease for the balance of the Premises.

         18.4 EXPANSION TERMS. The Expansion Space shall be leased to Tenant on the same terms, covenants and conditions contained in this Lease, except as provided in this Article and except that the Basic

Rent for the Expansion Space due and payable each month shall be computed in accordance with Section 18.5 below and paid along with the Basic Rent provided in Item 10 of the Basic Terms. The Basic Rent per rentable square foot for the Expansion Space shall be increased from time to time in accordance with any proportionate increases to the Basic Rent provided under
Item 10 of the Basic Terms and under Section 18.3 above (provided that increases in the Expansion Space Rent shall not occur until the sixty-third
(63rd) month after the Expansion Space Commencement Date). If Tenant exercises any Expansion Option, Landlord and Tenant shall enter into an amendment of this Lease setting forth the adjusted Basic Rent and other relevant provisions based on the increase in the area of the Premises effective on the Expansion Space Commencement Date. If Tenant exercises its Expansion Option, then (a) all references to the Premises shall include the Expansion Space and Expansion Land, and all references to the Land shall include the Expansion Land, effective as of the Expansion Space Commencement Date; (b) Landlord shall be subject to the same monetary penalties for failure to deliver the Expansion Space by the Desired Occupancy Date as are (provided in Section 1.3 for failure to deliver the Premises by August 1, 1998 provided that Tenant shall not have the termination rights set forth in
Section 1.3); and (c) Tenant shall be entitled to the same early occupancy rights for the Expansion Space as those set forth in Section 1.2.2 and in the Work Letter for the Premises.

         18.5 EXPANSION SPACE BASIC RENT. Commencing on the Expansion Space Commencement Date, Tenant shall pay Basic Rent for the Expansion Space in the amount provided in this Section 18.5 at which time Tenant shall no longer be required to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land" in Item 10 of the Basic Terms. The Basic Rent, paid monthly, for the Expansion Space shall be the product of ten and one half percent (102%), multiplied by the following costs ("Expansion Space Basic Rent"):

                  (1)      The Expansion Land valued at $525,000;

                  (2) The cost of building the Expansion Space (inclusive of a tenant improvement allowance not to exceed Five Dollars ($5.00) per square foot) as determined by (a) the lowest competitive bid by general contractors acceptable to both parties or
                           (b) Landlord's in-house general contractor at a fee of five percent (5%) of Hard Costs (defined below);

                  (3) Commercially reasonable and standard Architectural and engineering fees, permit fees, governmental charges, soil testing costs and surveying costs incurred by Landlord in connection with the Expansion Space building;

                  (4) A three percent (3%) development fee on all Hard Costs. As used herein, the term "Hard Costs" shall mean the actual costs paid by Landlord to construct the Improvements, including without limitation, all amounts paid to the contractors, suppliers, and all general contractors, all architectural, engineering and other design consultants and on-site overhead costs directly attributable to the Expansion Space, all standard fees paid to the governmental agencies for the construction of the Improvements, and other costs commonly included in what is customarily known as "Hard Costs";

                  (5) The best available interim financing costs, not to exceed the Maximum Rate of Interest specified in
                           Item 10 of the Basic Terms; and

                  (6) Any standard real estate commission paid or due and payable by Landlord in connection with the Expansion Space or Expansion Land.

         18.6 FREE RENT PERIOD. The first two (2) calendar months of the Expansion Space Basic Rent shall be abated.

         18.7 FAILURE TO EXERCISE EXPANSION OPTION. In the event Tenant fails to exercise the Expansion Option during the Initial Term only, for so long as there has been no Expansion Space Commencement Date, Tenant shall continue to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land." In the event that Tenant has not exercised the Expansion Option as of the Expansion Option Termination Date, then notwithstanding anything to the contrary contained herein, commencing on the first day following the Expansion Option Termination Date, Tenant shall no longer be required to pay the Monthly Rent for Expansion Land or any Taxes or other Additional Rent attributable to the Expansion Land.

                                 ARTICLE 19

                          MISCELLANEOUS PROVISIONS


         19.1 NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by Federal Express or other reputable independent overnight courier service, addressed at the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice, and shall be deemed to have been delivered on the date the same is (i) postmarked, if sent by certified mail, or (ii) deposited, if sent by Federal Express or such other reputable overnight courier service, but shall not be deemed received until (a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified mail.

         19.2 LANDLORD'S CONTINUING OBLIGATIONS. The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided (a) that such liability is assumed in writing by the transferee and
(b) that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

         19.3 NET LEASE. Landlord and Tenant do each state and represent that it is the intention of each of them that, except as otherwise provided herein, this Lease be interpreted and construed as a net lease and, except as otherwise provided in this Lease, all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff.

         19.4 SUCCESSORS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

         19.5 MEMORANDUM OF LEASE. Upon not less than fifteen (15) business days prior written request by Landlord or Tenant, the other party agrees to execute and deliver to the requesting party a Memorandum of Lease, in recordable form, setting forth the following: (a) the date of this Lease;
(b) the parties to this Lease; (c) the term of this Lease; and (d) the legal description of the Premises.

         19.6 CAPTIONS AND INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

         19.7 RELATIONSHIP OF PARTIES. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

         19.8 ENTIRE AGREEMENT. Any exhibits, addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement together with the Exhibits contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

         19.9 SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

         19.10 LANDLORD'S LIMITED LIABILITY. Tenant agrees to look solely to Landlord's interest in the Premises and any income derived directly therefrom for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

         19.11 SURVIVAL. All obligations of Landlord and Tenant (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

         19.12 ATTORNEYS' FEES. In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all reasonable costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and
expenditures fees) from the other party.                           XX       XX
                                                                --------  ------
                                                                Landlord  Tenant

         19.13 BROKER. Each party represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except for Lee & Associates, whose commission shall be payable by Landlord, and each party agrees to hold the other party harmless from and against the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or changes claimed by any other realtors, brokers or agents claiming by, through or on behalf of such party with respect to this Lease and/or the negotiation hereof.

         19.14 GOVERNING LAW. This Lease shall be governed by the laws of the State of California. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

         19.15 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         19.16 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         19.17 DELIVERY OF CORPORATE DOCUMENTS. In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within fifteen (15) days after written request by Landlord, if required by a prospective lender or purchaser, deliver to Landlord, in connection with any proposed sale or mortgage of the Premises, the following instruments and documents:

                  (a) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date;

                  (b) A copy of Tenant's articles of incorporation and bylaws, and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant.

         19.18 TENANT'S FINANCIAL CONDITION. Prior to the Effective Date, and within fifteen (15) business days after written request from Landlord (so long as Landlord has a reasonable basis for requesting such information based upon Tenant's financial condition) and not more than one (1) time per twelve month period, Tenant shall deliver to Landlord financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant or guarantor of Tenant provided that Tenant shall not be required to provide any information that would constitute a violation of the rules and regulations of the Securities Exchange Commission. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises, Project, Land and/or Expansion Land or any portion thereof designated by Landlord any financial statements prepared in accordance with GAAP required by any lender or purchaser to facilitate the sale, financing or refinancing of the Premises or Project or any portion thereof. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall, if requested by Landlord, be certified by Tenant to be true and correct. Notwithstanding the foregoing, if Tenant is a publicly traded company. Tenant may provide Landlord with copies of Tenant's latest 10-Q and 10-K filings with the Securities Exchange Commission in lieu of the above referenced financial statements.

         19.19 PROVISIONS ARE COVENANTS AND CONDITIONS. All provisions, whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

         19.20 BUSINESS DAYS. As used herein, the term "business days" shall mean any day which is not a Saturday, Sunday or a legal holiday in the State of California.

         19.21 FORCE MAJEURE. If either party shall be delayed or prevented from the performance of any act required hereunder, other than the payment of Rent, Additional Rent or any other sums required to be paid hereunder, by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of such party, then notwithstanding anything to the contrary contained herein, performance of such acts by such party shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay; (herein such delays are sometimes referred to as "Force Majeure".)

         19.22 NO CONTINUOUS OPERATION. Notwithstanding anything in this Lease to the contrary, nothing herein shall be construed as an obligation for Tenant to open or operate its business in the Premises. Tenant shall have the right to remove Tenant's personal property and cease operations in the Premises at any time and at Tenant's sole discretion. However, the right to cease to operate its business shall not affect Tenant's obligation to pay all amounts due hereunder and to perform all covenants and obligations hereunder. Tenant agrees, at such time it is operating its business in the Premises, to conduct its business in a first-class manner, consistent with reputable business standards and practices.

         19.23 WAIVER OF LANDLORD'S LIEN. Landlord hereby waives any contractual, statutory or other Landlord's lien on Tenant's furniture, moveable trade fixtures, supplies, equipment and inventory. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord's further approval, written or otherwise, to grant and assign a mortgage or other security interest Tenant's furniture, fixtures, supplies, equipment and inventory to Tenant's lenders in connection with Tenant's financing arrangement. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents in its sole and absolute discretion) as Tenant's lenders may reasonably request in connection with any such financing.

         19.24 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.

Dated: November 24, 1997                  LANDLORD:

                                          OPUS WEST CORPORATION, a
                                          Minnesota corporation

                                          By:    /s/ Thomas W. Roberts
                                                 -----------------------------
                                          Name:  Thomas W. Roberts
                                          Title: President

Dated: November 20, 1997                  TENANT:

                                          PETCO ANIMAL SUPPLIES, INC., a
                                          Delaware corporation

                                          By:    /s/ James M. Myers
                                                 -----------------------------
                                          Name:  James M. Myers
                                                 -----------------------------
                                          Title: Sr VP Finance
                                                 -----------------------------

                                          By:
                                                 -----------------------------
                                          Name:
                                                 -----------------------------
                                          Title:
                                                 -----------------------------